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EXHIBIT T3G (B-2)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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                                         :
In re                                    :     Chapter 11 Case Nos.
                                         :
LORAL SPACE                              :     LEAD CASE 03-41710 (RDD)
  & COMMUNICATIONS LTD., et al.,         :     03-41709 (RDD) through
                                         :     03-41728 (RDD)
                  Debtors.               :     (Jointly Administered)
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              INSTRUCTIONS TO SUBSCRIPTION FORM FOR RIGHTS OFFERING
            IN CONNECTION WITH THE DEBTORS' FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                  THE SUBSCRIPTION EXPIRATION DATE IS 4:00 P.M.
                   (PREVAILING EASTERN TIME) ON JULY 8, 2005.

To Holders of Orion Note Claims(1):

      On June 3, 2005, Loral Space & Communications Ltd., Loral Orion, Inc. and their affiliated debtors, as debtors and debtors in possession (collectively, the "Debtors"), filed the Debtors' Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as it may be further amended, the "Plan of Reorganization") and the Disclosure Statement for the Debtors' Fourth Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as it may be amended, the "Disclosure Statement"). Pursuant to the Plan of Reorganization, each holder of a Claim in Orion Class 4 (Orion General Unsecured Claim) has the right to subscribe for New Skynet Notes based on such holder's Rights Participation Claim Amount (as described in Item 2 below). See Section 9 of the Plan of Reorganization and Section V.D. of the Disclosure Statement for a complete description of the Rights Offering.

      You have received the attached Subscription Form because you are the holder of record of the Orion Notes held for your account. Please utilize the attached Subscription Form to execute your election. In order to elect to participate in the Rights Offering, you must complete and return the attached Subscription Form to your bank, broker or other nominee (each of the foregoing, a "Nominee") in sufficient time for your instructions and payment to be processed and delivered to The Depository Trust Company ("DTC") by the Subscription Expiration Date set forth above. Your subscription will be processed by the Nominee in accordance with the established procedures.

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(1)Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan of Reorganization (as defined herein).

Form Code EF-B               SECURITY DESCRIPTION  11 1/4% SENIOR NOTES DUE 2006
                                                  CUSIP NUMBER CUSIP 68628K AC 8

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      QUESTIONS. If you have any questions about this Subscription Form or the subscription procedures described herein, please contact the Disbursing Agent - Financial Balloting Group at (800) 605-8359.

IF THE SUBSCRIPTION SUBMITTED ON YOUR BEHALF IS NOT RECEIVED BY DTC BY THE SUBSCRIPTION EXPIRATION DATE, YOUR SUBSCRIPTION RIGHT WILL TERMINATE AND BE CANCELLED.

To subscribe for New Skynet Notes pursuant to the Rights Offering:

1.    REVIEW the amount of Orion Notes set forth below in Item 1.

2.    CALCULATE your "Maximum Number of New Skynet Notes" in Item 3a.

3. COMPLETE Item 3b, indicating the whole number of New Skynet Notes (not greater than your Maximum Number of New Skynet Notes) for which you wish to subscribe and the total Subscription Purchase Price.

4.    READ AND COMPLETE the certification in Item 4.

5. RETURN THE SUBSCRIPTION FORM in the pre-addressed envelope to your Nominee before the Subscription Expiration Date in sufficient time for your instructions and payment to be processed and delivered to DTC by the Subscription Expiration Date

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                              SUBSCRIPTION FORM FOR
                       RIGHTS OFFERING IN CONNECTION WITH
                    THE DEBTORS' FOURTH AMENDED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                          SUBSCRIPTION EXPIRATION DATE

     THE SUBSCRIPTION EXPIRATION DATE IS 4:00 P.M. (PREVAILING EASTERN TIME)
                ON JULY 8, 2005, UNLESS EXTENDED BY THE DEBTORS.
            PLEASE LEAVE SUFFICIENT TIME FOR YOUR SUBSCRIPTION FORM
                    TO REACH YOUR NOMINEE AND BE PROCESSED.

                  PLEASE CONSULT THE PLAN OF REORGANIZATION AND
                ACCOMPANYING DISCLOSURE STATEMENT FOR ADDITIONAL
               INFORMATION WITH RESPECT TO THIS SUBSCRIPTION FORM.

ITEM 1. AMOUNT OF ORION NOTES. I certify that, as of the Voting Record Date of June 2, 2005, I held Orion Notes in the following principal amount (upon stated maturity) (insert amount in box below) or that I am the authorized signatory of that beneficial owner. (If a Nominee holds your Orion Notes on your behalf and you do not know the amount, please contact your Nominee immediately). For purposes of this Subscription Form, do not adjust the principal amount for any accrued or unmatured interest or any accretion factor.

                             $______________________

ITEM 2. SUBSCRIPTION RIGHTS. Pursuant to the Plan of Reorganization, each holder of an Orion General Unsecured Claim in Orion Class 4 is entitled to participate in the Rights Offering based upon its "Rights Participation Claim Amount." For purposes of this Subscription Form, your Rights Participation Claim Amount is the amount of Orion Notes listed in Item 1 above. To subscribe, fill out Items 3a and 3b below and read and complete Item 4 below.

ITEM 3.

      3a. CALCULATION OF MAXIMUM NUMBER OF NEW SKYNET NOTES. To calculate the Maximum Number of New Skynet Notes for which you may subscribe, complete the following:

_______________________________ x  120,000  = _____________________________
(Rights Participation Amount(2)                 (Maximum Number of Notes)
divided by $738,713,747.32)                 Rounded down to Nearest Whole Number

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(2) Principal amount from Item 1 above PLUS interest of $56.56 for each $1,000 principal amount in Item 1.

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      3b. SUBSCRIPTION AMOUNT. By filling in the following blanks, you are agreeing to purchase the number of New Skynet Notes specified below (specify a whole number of New Skynet Notes not greater than the figure in Item 3a), at a price of $1,000.00 per note, on the terms of and subject to the conditions set forth in the Plan of Reorganization.

_____________________ x $1,000.00 per note = ___________________________________
(Indicate Number of                          (Total Subscription Purchase Price)
New Skynet Notes
You Elect to Purchase)

In order for you to exercise your Subscription Right, you must return this Subscription Form to your Nominee in sufficient time for the Nominee, on or before 4:00 p.m. (prevailing Eastern Time) on the Subscription Expiration Date, to convey your subscription through DTC's Automated Subscription Offer Program, and arrange for the proper payment either through DTC or, if DTC is unable to act as intermediary for subscription instructions and payments, to follow the payment instructions outlined in Section 9.4 of the Plan of Reorganization.

Your Maximum Number of New Skynet Notes will be recalculated as of the Subscription Expiration Date to account for any subsequent allowances of Orion General Unsecured Claims for participation in the Rights Offering. Any amounts (over $50.00) paid by you in excess of the amount of New Skynet Notes you are authorized to purchase after recalculation will be refunded, without interest, as soon as practicable after the Effective Date.

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      ITEM 4. SUBSCRIPTION CERTIFICATIONS. I certify that I am the holder, or the authorized signatory of the holder, of the amount of Orion Notes listed under Item 1 above. By electing to subscribe for the amount of New Skynet Notes designated above, I am hereby instructing my Nominee, or agent or proxy holder, as applicable, to arrange for the proper payment either through DTC, or, if DTC is unable to act as intermediary for subscription instructions and payments, by following the payment instructions outlined in Section 9.4 of the Plan of Reorganization.

Date: _____________

                      Name of Holder:__________________________________________
                                                (Print or Type)
                      Social Security or Federal Tax I.D. No.:__________________
                                                                   (Optional)
                      Signature:______________________________________________

                      Name of Person Signing:__________________________________
                                                   (If other than holder)

                      Title (if corporation, partnership or LLC):_______________

                      Street Address:______________________________________

                      City, State, Zip Code:_______________________________

                      Telephone Number:____________________________________

               THIS FORM SHOULD BE RETURNED ONLY TO YOUR NOMINEE.
                     DO NOT RETURN TO THE DISBURSING AGENT.

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